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                 WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                             KEY TECHNOLOGY, INC.

                              CUSIP ____________



          This certifies that __________________________, the registered holder (the "Holder") is entitled to purchase from Key Technology, Inc., an Oregon corporation (the "Company"), _______ fully paid and nonassessable shares of the Company's Common Stock, subject to adjustment as provided herein, at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on _____________, 2005, such date being referred to herein as the "Expiration Date," upon surrender to the Company's Transfer Agent (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment of the purchase price for the number of shares for which this Warrant is being exercised times a per-share purchase price of $15.00 per share (referred to herein as the stock purchase price). The per-share stock purchase price and the number of shares purchasable hereunder are subject to adjustment as provided herein.

          This Warrant is subject to the following terms and conditions:

     1.   Exercise; Issuance of Certificates; Payment for Shares.

          1.1 This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock which may be purchased hereunder. Shares of Common Stock purchased under this Warrant shall be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed Form of Subscription attached hereto and payment for such shares. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

          1.2 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the stock purchase price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common computed using the following formula:
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                                  X = Y (A-B)
                                      -------
                                         A

          Where X = the number of shares of Common Stock to be issued to the Holder

                Y = the number of shares of Common Stock purchasable under the
                    Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation)

                A = the fair market value of one share of the Company's Common
                    Stock, as applicable (at the date of such calculation)

                B = stock purchase price (as adjusted to the date of such
                    calculation)

For purposes of this Warrant, including the above calculation, fair market value of one share of Common Stock shall be the closing price on Nasdaq on the date that this Warrant is surrendered for exercise.

     2.   Shares to be Fully Paid; Reservation of Shares.

     The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, a sufficient number of shares of authorized but unissued Common Stock will be reserved to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Company's Common Stock or this Warrant may be listed.

     3.   Adjustment of Stock Purchase Price and Number of Shares.

          In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares, the stock purchase price in effect immediately prior to such subdivisions shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the stock purchase price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the stock purchase price, the Holder of this Warrant shall thereafter be entitled to purchase, at the stock purchase price resulting from such adjustment, the number of shares obtained by multiplying the stock purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the stock purchase price resulting from such adjustment.

                                       2
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          Upon any adjustment of the stock purchase price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President or Chief Financial Officer and shall state the stock purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     4.   Notice of Certain Events.

          If at any time:

               (a) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

               (b) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 10 days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which a shareholder shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which shareholders shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up, conversion or public offering, as the case may be.

     5.   No Voting or Dividend Rights.

          Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

                                       3
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     6.   Fractional Shares.

          No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value per share.

     7.   Right of Redemption.

          The Holder shall at all times prior to the Expiration Date and except to the extent exercised have the right to require the Company to redeem this Warrant for cash at a price equal to $10.00 for each whole share of Company Common Stock that may be purchased under this Warrant. Upon any surrender for redemption, any fractional share interests represented by this Warrant will be redeemed for cash. To exercise this right of redemption, the Holder shall surrender this Warrant, properly endorsed, to the Company's Transfer Agent, together with the completed form of Redemption Notice attached hereto.

     8.   Warrant Agreement.

          This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ____________, 2000 (the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized, this ___ day of ___________, 2000.


                                            KEY TECHNOLOGY, INC.



                                            By
                                               ---------------------------------
                                               Thomas C. Madsen
                                               President

                                       4
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                             FORM OF SUBSCRIPTION
                 (To be Signed Only Upon Exercise of Warrant)


TO:  Key Technology, Inc.

          The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ (________)(1) shares of the common Stock of Key Technology, Inc. (the "Company") and herewith (check applicable box):

               makes payment of _____________ Dollars ($_____) therefor; or

               surrenders the Warrant pursuant to the net exercise provisions contained therein and requests that the certificates for such shares be issued in the name of and delivered to:

                    ------------------------

                    ------------------------

                    ------------------------

          The undersigned represents that it is acquiring such stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

          DATED: ______________________.



                                            ------------------------------------
                                            (Signature must conform in all
                                            respects to name of Holder as
                                            specified on the face of the
                                            Warrant)


----------
(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional shares of Common Stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.